Exhibit 99.1

Tripadvisor Reports Fourth Quarter and Full Year 2019 Financial Results

NEEDHAM, MA, February 12, 2020 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the fourth quarter and full year ended December 31, 2019.

“As previewed last quarter, we have taken action in a number of important areas.” said Chief Executive Officer Steve Kaufer. “We grew revenue outside our hotel auction; we have adjusted our cost structure to preserve strong profitability; and we returned more capital to shareholders. We repositioned our flagship Tripadvisor brand, and we reorganized internally to align with customer-focused initiatives to deepen customer engagement on our platform, which we believe will lead to increased monetization over time.”

Fourth Quarter and Full Year 2019 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2019	2018	% Change	2019	2018	% Change
Total Revenue	$335	$346	(3)%	$1,560	$1,615	(3)%
Hotels, Media & Platform	$194	$206	(6)%	$939	$1,001	(6)%
Experiences & Dining	$109	$94	16%	$456	$372	23%
Other	$32	$46	(30)%	$165	$242	(32)%

GAAP Net Income	$15	$7	114%	$126	$113	12%

Total Adjusted EBITDA (1)	$92	$87	6%	$438	$422	4%
Hotels, Media & Platform	$73	$70	4%	$378	$329	15%
Experiences & Dining	$7	$9	(22)%	$5	$48	(90)%
Other	$12	$8	50%	$55	$45	22%

Non-GAAP Net Income (1)	$53	$38	39%	$250	$240	4%

Diluted Earnings per Share:
GAAP	$0.11	$0.05	120%	$0.89	$0.81	10%
Non-GAAP (1)	$0.38	$0.27	41%	$1.77	$1.71	4%

Cash flow from operating activities	$59	$31	90%	$424	$405	5%
Free cash flow (1)	$37	$15	147%	$341	$344	(1)%

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Chief Financial Officer Ernst Teunissen added, “2019 finished generally in line with our expectations outlined in November. We believe our revenue growth outside of our hotel auction, as well as cost-saving measures, can preserve strong profitability moving forward. In Q4, we returned $548 million of capital to shareholders through a special dividend and share buyback. In addition to our previously announced strategic partnership with Trip.com Group Limited, in Q4 we also closed two acquisitions that further bolster our fast-growing Restaurants offering.”

Fourth Quarter and Full Year 2019 Operational and Financial Highlights

•

Q4 Total Revenue was $335 million, a 3% decrease year-over-year. Full year Total Revenue was $1.560 billion, a 3% decrease year-over-year. We estimate that changes in foreign currency had a 1% negative impact on Total Revenue growth in Q4 and a 2% negative impact on Total Revenue growth in the full year of 2019.

•	Q4 GAAP Net Income grew 114% to $15 million and full year GAAP Net Income grew 12% to $126 million.

•	Q4 Non-GAAP Net Income grew 39% to $53 million and full year Non-GAAP Net Income grew 4% to $250 million.
•

Q4 Total Adjusted EBITDA was $92 million, a 6% increase year-over-year, and Q4 Total Adjusted EBITDA margin was 27%, a two percentage point increase year-over-year. We estimate that excluding year-over-year changes in foreign currency Total Adjusted EBITDA grew approximately 7% year-over-year. Full year Total Adjusted EBITDA was $438 million, a 4% increase year-over-year, and Full year Total Adjusted EBITDA margin was 28%, a two percentage point increase year-over-year. We estimate that excluding year-over-year changes in foreign currency Total Adjusted EBITDA grew approximately 7% year-over-year.

•

Q4 Hotels, Media & Platform segment revenue was $194 million, a 6% decrease year-over-year. Q4 Hotels, Media & Platform segment Adjusted EBITDA was $73 million, a 4% increase year-over-year, and Q4 Hotels, Media & Platform segment Adjusted EBITDA margin was 38%, a four percentage point increase year-over-year. We estimate that excluding changes in foreign currency Total Hotels, Media & Platform Segment Adjusted EBITDA grew approximately 6% year-over-year.

•

Full year Hotels, Media & Platform segment revenue was $939 million, a 6% decrease year-over-year. Full year Hotels, Media & Platform segment Adjusted EBITDA was $378 million, a 15% increase year-over-year, and Full year Hotels, Media & Platform segment Adjusted EBITDA margin was 40%, a seven percentage point increase year-over-year. We estimate that excluding changes in foreign currency Total Hotels, Media & Platform Segment Adjusted EBITDA grew approximately 19% year-over-year.

•

Q4 Experiences & Dining segment revenue grew 16% to $109 million, while Q4 Experiences & Dining segment Adjusted EBITDA decreased 22% year-over-year reflecting ongoing long-term growth investments. We estimate that excluding year-over-year changes in foreign currency Total Experiences & Dining Segment Revenue grew approximately 18%.

•

Full year Experiences & Dining segment revenue grew 23% to $456 million, while Full year Experiences & Dining segment Adjusted EBITDA reflected ongoing long-term growth investments. We estimate that excluding year-over-year changes in foreign currency Total Experiences & Dining Segment Revenue grew approximately 27%.

•

Q4 Other revenue decreased 30% to $32 million and Full year Other revenue decreased 32% to $165 million, primarily driven by the elimination of some marginal and unprofitable revenue within some non-Tripadvisor branded offerings near the end of last year as well as strategic resource re-allocation of investment across other areas of our business, which reduced revenue and increased profitability; in addition to continued competition in our Rentals offering.

•	Cash and cash equivalents was $319 million and there was no outstanding debt as of December 31, 2019.
•

Cash flow from operating activities for the year ended December 31, 2019, was $424 million, an increase of $19 million, or 5% year-over-year. Free cash flow for the year ended December 31, 2019, was $341 million, a decrease of $3 million, or 1% year-over-year, as capital investment increased year-over-year.

Fourth Quarter and Full Year 2019 Revenue by Source

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages)	2019	2018	% Change	2019	2018	% Change
Revenue by Source:
Hotels, Media & Platform
Tripadvisor-branded hotels	$155	$170	(9)%	$779	$848	(8)%
Tripadvisor-branded display and platform	39	36	8%	160	153	5%
Experiences & Dining	109	94	16%	456	372	23%
Other (1)	32	46	(30)%	165	242	(32)%
Total Revenue	$335	$346	(3)%	$1,560	$1,615	(3)%
(1)	Other consists of our Rentals, Flights/Cruises/Car, SmarterTravel and Tripadvisor China business units.

Special Cash Dividend

On November 1, 2019, Tripadvisor's Board of Directors declared a special cash dividend of $3.50 per share, or approximately $488 million in the aggregate. The dividend was paid on December 4, 2019 from available cash to stockholders of record on November 20, 2019.

Share Repurchase Program

On January 31, 2018, our Board of Directors authorized a repurchase of up to $250 million of our shares of common stock under a share repurchase program. During the year ended December 31, 2018, we repurchased 2,582,198 shares of the Company’s outstanding common stock at an aggregate cost of $100 million. As a result, as of December 31, 2018, we had $150 million remaining available to repurchase shares of our common stock under this share repurchase program.

On November 1, 2019, Tripadvisor's Board of Directors authorized the repurchase of an additional $100 million in shares of our outstanding common stock under our existing share repurchase program. During the fourth quarter ended December 31, 2019, we repurchased 2,059,846 shares of our common stock at an average share price of $29.32 per share, exclusive of fees and commissions, or $60 million in the aggregate. As of December 31, 2019, we had $190 million remaining available to repurchase shares of our common stock under this share repurchase program. This share repurchase program has no expiration date but may be suspended or terminated by the Board of Directors at any time.

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, February 13, 2020, at 8:30 a.m., Eastern Time, to discuss Tripadvisor’s fourth quarter and full year 2019 operating results, as well as other forward-looking information about Tripadvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on Tripadvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 9599800) until February 20, 2020 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About Tripadvisor

Tripadvisor, the world's largest travel platform*, helps 463 million travelers each month** make every trip their best trip. Travelers across the globe use the Tripadvisor site and app to browse 859 million reviews and opinions of 8.6 million accommodations, restaurants, experiences, airlines and cruises. Whether planning or on a trip, travelers turn to Tripadvisor to compare low prices on hotels, flights and cruises, book popular tours and attractions, as well as reserve tables at great restaurants. Tripadvisor, the ultimate travel companion, is available in 49 markets and 28 languages.

The subsidiaries and affiliates of Tripadvisor, Inc. (NASDAQ:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.airfarewatchdog.com, www.bokun.io, www.bookingbuddy.com, www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.restorando.com, and www.bookatable.co.uk), www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.singleplatform.com, www.smartertravel.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: Jumpshot for Tripadvisor Sites, worldwide, November 2019

** Source: Tripadvisor internal log files, average monthly unique visitors, Q3 2019

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three months ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue	$335	$346	$1,560	$1,615

Costs and expenses:
Cost of revenue (1)	21	19	94	86
Selling and marketing (1)	139	157	672	778
Technology and content (1)	70	68	294	275
General and administrative (1)	49	48	187	177
Depreciation	23	21	93	82
Amortization of intangible assets	10	10	33	34
Total costs and expenses	312	323	1,373	1,432
Operating income	23	23	187	183
Other income (expense):
Interest expense	(2)	(3)	(7)	(12)
Interest income	3	3	17	7
Other income (expense), net	(4)	(1)	(3)	(5)
Total other income (expense), net	(3)	(1)	7	(10)
Income before income taxes	20	22	194	173
Provision for income taxes	(5)	(15)	(68)	(60)
Net income	$15	$7	$126	$113
Earnings per share attributable to common stockholders:
Basic	$0.11	$0.05	$0.91	$0.82
Diluted	$0.11	$0.05	$0.89	$0.81
Weighted average common shares outstanding:
Basic	139	138	139	138
Diluted	140	141	141	140
(1) Includes stock-based compensation expense as follows:
Cost of revenue	$-	$-	$1	$1
Selling and marketing	$7	$5	$23	$21
Technology and content	$16	$13	$55	$51
General and administrative	$12	$10	$45	$45

Tripadvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$319	$655
Short-term marketable securities	—	15
Accounts receivable and contract assets, net of allowance for doubtful accounts of $25 and $21, respectively	183	212
Prepaid expenses and other current assets	31	33
Total current assets	533	915
Property and equipment, net of accumulated depreciation of $319 and $240, respectively	270	253
Operating lease right-of-use assets	74	—
Intangible assets, net of accumulated amortization of $173 and $140, respectively	110	118
Goodwill	840	756
Deferred income taxes, net	7	27
Non-marketable investments	55	12
Other long-term assets	95	86
TOTAL ASSETS	$1,984	$2,167
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11	$15
Deferred merchant payables	159	164
Deferred revenue	62	63
Accrued expenses and other current liabilities	203	151
Total current liabilities	435	393
Deferred income taxes, net	8	21
Other long-term liabilities	380	282
Total Liabilities	823	696

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 138,698,307 and 137,158,010, respectively
Shares outstanding: 124,581,773 and 125,101,322, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,150	1,037
Retained earnings	681	1,043
Accumulated other comprehensive loss	(63)	(62)
Treasury stock-common stock, at cost, 14,116,534 and 12,056,688 shares, respectively	(607)	(547)
Total Stockholders’ Equity	1,161	1,471
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,984	$2,167

Tripadvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating activities:
Net income	$15	$7	$126	$113
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	23	21	93	82
Amortization of intangible assets	10	10	33	34
Stock-based compensation expense	35	28	124	118
Deferred tax expense (benefit) and other, net	(7)	10	14	12
Changes in operating assets and liabilities, net of effects from acquisitions and other investments	(17)	(45)	34	46
Net cash provided by operating activities	59	31	424	405

Investing activities:
Capital expenditures, including internal-use software and website development	(22)	(16)	(83)	(61)
Acquisitions and other investments, net of cash acquired	(108)	—	(110)	(24)
Purchases of marketable securities	(15)	(15)	(133)	(16)
Sales of marketable securities	80	—	80	59
Maturities of marketable securities	30	—	70	5
Other investing activities, net	—	—	—	(12)
Net cash used in investing activities	(35)	(31)	(176)	(49)

Financing activities:
Repurchase of common stock	(60)	—	(60)	(100)
Payment of common stock cash dividends to stockholders	(488)	—	(488)	—
Proceeds from 2015 credit facility	—	—	—	5
Payments to 2015 credit facility	—	—	—	(235)
Proceeds from Chinese credit facilities	—	—	—	2
Payments to Chinese credit facilities	—	—	—	(10)
Payments of finance lease obligation	(1)	—	(5)	—
Proceeds from exercise of stock options	—	3	2	6
Payment of withholding taxes on net share settlements of equity awards	(1)	(7)	(29)	(26)
Net cash used in financing activities	(550)	(4)	(580)	(358)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	7	(4)	(4)	(16)
Net decrease in cash, cash equivalents and restricted cash	(519)	(8)	(336)	(18)
Cash, cash equivalents and restricted cash at beginning of period	838	663	655	673
Cash, cash equivalents and restricted cash at end of period	$319	$655	$319	$655

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes, net of refunds			$47	$53
Cash paid during the period for interest			$6	$8

Tripadvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended		% Change
	December 31, 2019	December 31, 2018	2019 vs. 2018
Revenue:
Hotels, Media & Platform	$194	$206	(6)%
Experiences & Dining	109	$94	16%
Other (1)	32	46	(30)%
Total revenue	$335	$346	(3)%
Adjusted EBITDA:
Hotels, Media & Platform	$73	$70	4%
Experiences & Dining	7	9	(22)%
Other (1)	12	8	50%
Total Adjusted EBITDA (2)	$92	$87	6%
Adjusted EBITDA Margin:
Hotels, Media & Platform	38%	34%
Experiences & Dining	6%	10%
Other (1)	38%	17%
Total Adjusted EBITDA Margin (2)	27%	25%

Net Income (3)	$15	$7
Net Income Margin	4%	2%

	Year ended December 31,		% Change
	2019	2018	2019 vs. 2018
Revenue:
Hotels, Media & Platform	$939	$1,001	(6)%
Experiences & Dining	456	$372	23%
Other (1)	165	242	(32)%
Total revenue	$1,560	$1,615	(3)%
Adjusted EBITDA:
Hotels, Media & Platform	$378	$329	15%
Experiences & Dining	5	48	(90)%
Other (1)	55	45	22%
Total Adjusted EBITDA (2)	$438	$422	4%
Adjusted EBITDA Margin:
Hotels, Media & Platform	40%	33%
Experiences & Dining	1%	13%
Other (1)	33%	19%
Total Adjusted EBITDA Margin (2)	28%	26%

Net Income (3)	$126	$113
Net Income Margin	8%	7%

n.m. = not meaningful

(1)	Other consists of the combination of our Rentals, Flights/Cruises/Car, SmarterTravel and Tripadvisor China business units.
(2)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)	This amount reflects our consolidated GAAP Net Income for the periods presented. Tripadvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; (7) legal reserves and settlements; (8) restructuring and other related reorganization costs; and (9) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. During the fourth quarter of 2019, the Company revised its Adjusted EBITDA definition to exclude restructuring and other related reorganization costs, as the Company believes these costs are not directly tied to the ongoing core operations of our business. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our Adjusted EBITDA definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2019, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on consolidated GAAP results in any period.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt, if any;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation such as the U.S. Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance. During the fourth quarter of 2019, the Company revised its non-GAAP net income definition to exclude restructuring and other related reorganization costs, as the Company believes these costs are not directly tied to the ongoing core operations of our businesses. The Company believes this change better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our non-GAAP net income definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2019, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on consolidated GAAP results in any period.

Tripadvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2017
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$15	$7	$126	$113	$(19)
Add: Provision for income taxes	5	15	68	60	129
Add: Other expense (income), net	3	1	(7)	10	14
Add: Depreciation and amortization of intangible assets	33	31	126	116	111
Add: Restructuring and other related reorganization costs (1)	1	-	1	-	-
Add: Legal reserves and settlements (1)	-	5	-	5	-
Add: Stock-based compensation expense	35	28	124	118	96
Adjusted EBITDA (Non-GAAP) (1)	$92	$87	$438	$422	$331

Revenue (GAAP)	$335	$346	$1,560	$1,615

Net Income margin (GAAP)	4%	2%	8%	7%
Adjusted EBITDA margin (Non-GAAP) (2)	27%	25%	28%	26%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income	$15	$7	$126	$113
Add: Stock-based compensation expense	35	28	124	118
Add: Legal reserves and settlements (1)	-	5	-	5
Add: Restructuring and other related reorganization costs (1)	1	-	1	-
Add: Amortization of intangible assets	10	10	33	34
Add: (Gain)/Loss on investment	1	-	1	(1)
Subtract: Income tax effect of Non-GAAP adjustments (3)	9	10	35	29
Add: Income tax impact related to 2017 Tax Act (4)	-	(2)	-	-
Non-GAAP net income (1)	$53	$38	$250	$240

GAAP diluted shares	140	141	141	140

GAAP Net Income per diluted share	$0.11	$0.05	$0.89	$0.81
Non-GAAP net income per diluted share (5)	$0.38	$0.27	$1.77	$1.71

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$59	$31	$424	$405
Subtract: Capital expenditures	22	16	83	61
Free cash flow (Non-GAAP)	$37	$15	$341	$344

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2017
Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$335	$346	$1,560	$1,615
Estimated effects of foreign exchange	4		35
Non-GAAP Total revenue before effects of foreign exchange	$339		$1,595
Year/Year Growth (6)	(2)%		(1)%

Adjusted EBITDA Before Effects of Foreign Exchange:
Total Adjusted EBITDA (Non-GAAP)	$92	$87	$438	$422
Estimated effects of foreign exchange	1		15
Total Adjusted EBITDA before effects of foreign exchange (Non-GAAP)	$93		$453
Year/Year Growth (6)	7%		7%

Hotels, Media & Platform Segment Revenue Before Effects of Foreign Exchange:
Total Hotels, Media & Platform Segment Revenue (GAAP)	$194	$206	$939	$1,001
Estimated effects of foreign exchange	1		18
Non-GAAP Total Hotels, Media & Platform segment revenue before effects of foreign exchange	$195		$957
Year/Year Growth (6)	(5)%		(4)%

Hotels, Media & Platform Segment Adjusted EBITDA Before Effects of Foreign Exchange:
Total Hotels, Media & Platform Segment Adjusted EBITDA (GAAP)	$73	$70	$378	$329
Estimated effects of foreign exchange	1		12
Non-GAAP Total Hotels, Media & Platform Segment Adjusted EBITDA before effects of foreign exchange	$74		$390
Year/Year Growth (6)	6%		19%

Experiences & Dining Segment Revenue Before Effects of Foreign Exchange:
Total Experiences & Dining Segment Revenue (GAAP)	$109	$94	$456	$372
Estimated effects of foreign exchange	2		15
Non-GAAP Total Experiences & Dining segment revenue before effects of foreign exchange	$111		$471
Year/Year Growth (6)	18%		27%
(1)

During the fourth quarter of 2019, the Company revised its Adjusted EBITDA and Non-GAAP net income definitions to exclude restructuring and other related reorganization costs. Refer to our Adjusted EBITDA and Non-GAAP net income definitions above under the section “Non-GAAP Financial Measures” for more discussion. This revision to these definitions did not have a material impact to our segment information or any of our non-GAAP measures for any period prior to this revision. Therefore, no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on consolidated GAAP results in any period.

(2)	Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(3)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(4)	Represents an incremental income tax benefit of $2 million during the fourth quarter December 31, 2018, with no net impact for the year ended December 31, 2018 from the 2017 Tax Act.
(5)	Tripadvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.
(6)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA figures over prior period revenues and Adjusted EBITDA figures, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com